UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 8, 2008
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices)(zip code)
(316) 526-9000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events
On March 26, 2008, Spirit AeroSystems, Inc. (“Spirit”) and The Boeing Company (“Boeing”) amended their existing B787 Supply Agreement to, among other things, provide for revised payment terms for deliveries from Spirit to Boeing. The revised terms will result in additional cash advance payments to Spirit in 2008 approximating the value anticipated to be delivered by Spirit in 2008 in the original B787 program schedule. The additional advances will be applied against the purchase price of ship sets delivered until fully repaid.
The amendment also eliminates the existing delayed payment schedule for ship sets delivered prior to aircraft certification and ties all payments for ship sets not covered by the additional advances to the date of delivery by Spirit to Boeing.
The amended payment terms were initiated with a cash advance payment made to Spirit of $124 million which will be reflected in the Company’s first quarter 2008 results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: April 8, 2008	/s/ Ulrich Schmidt
Ulrich Schmidt
Executive Vice President and Chief Financial Officer

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